UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of
earliest event reported):     February 24, 2004

                            Brown-Forman Corporation
             (Exact name of registrant as specified in its charter)

   Delaware                    1-123              61-0143150
(State or other            (Commission         (I.R.S. Employer
 jurisdiction of            File Number)       Identification No.)
 incorporation)

 850 Dixie Highway, Louisville, Kentucky           40210
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code (502) 585-1100

Item 7.  Financial Statements and Exhibits

 (a)      Not applicable.
 (b)      Not applicable.
 (c)      Exhibits.
          99.1     Press Release, dated February 24, 2004

Item 12. Results of Operations and Financial Condition

Brown-Forman Corporation issued a press release on February 24, 2004 reporting results of its operations for the quarter ended January 31, 2004. A copy of this Brown-Forman Corporation press release is attached hereto as Exhibit 99.1.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Brown-Forman Corporation
                                            (Registrant)


Date:   February 25, 2004                     By:  /s/ Nelea A. Absher
                                                Nelea A. Absher
                                                Vice President, Senior Counsel
                                                and Assistant Secretary



Exhibit  Index
99.1 Press Release, dated February 24, 2004, issued by Brown-Forman Corporation

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                                                                 Exhibit 99.1

FOR IMMEDIATE RELEASE

BROWN-FORMAN CORPORATION REPORTS RECORD THIRD QUARTER EARNINGS

Louisville, KY, February 24, 2004 - Brown-Forman Corporation reported earnings per share of $0.66 for its third quarter ended January 31, 2004, up 29% from the same period last year. (All earnings per share amounts have been adjusted to reflect a 2-for-1 stock split, effective January 12, 2004.) Higher quarterly earnings per share were driven by solid profit growth for Jack Daniel's Tennessee Whiskey, the effects of the March 2003 share repurchase, improved results from the company's wine brands, and benefits from a weaker U.S. dollar. These increases were partially offset by higher SG&A expenses and lower profits from the Consumer Durables segment.

For the first nine months of the fiscal year, diluted earnings per share were $1.64, up 20% over last year. Year-to-date results benefited from favorable foreign exchange trends, the share repurchase ($0.12 per share), strong earnings growth for both Jack Daniel's and Southern Comfort, and increased profits from the company's new distribution arrangement in the United Kingdom. These gains were partially offset by a charge of $0.06 per share to settle a lawsuit with Diageo Great Britain Limited involving the distribution of Jack Daniel's in the U.K., lower profits from the Consumer Durables segment, and the impact of lower trade inventory levels for the company's global beverage brands.

Beverages

In the third quarter, revenues and gross profit for Beverages were up 12% and 16%, respectively. The strong revenue growth was driven by the benefits of a weaker U.S. dollar, the addition of new markets to Brown-Forman's distribution arrangement for Finlandia Vodka Worldwide, and continued volume and pricing growth for the company's spirits brands. These revenue gains were partially offset by the discontinuation of a few of the company's wine brands. Advertising expenses were essentially flat during the quarter, as higher levels of investment for the company's spirits brands were offset by a decline for wines. SG&A expenses were up approximately $9 million for the quarter, reflecting the consolidation of costs from both Finlandia Vodka Worldwide and Distillerie Tuoni e Canepa (Tuaca), companies which were acquired last fiscal year. In addition, increased pension costs, reorganization expenses related to the company's California wine operations, and the impact of the weaker U.S. dollar contributed to the higher SG&A expenses for the quarter. Segment operating income was up a solid 26% in the third quarter.

Global shipment and depletion trends were strong for Jack Daniel's Tennessee Whiskey during the quarter, particularly in the United States where volume trends have continued to accelerate in recent months. (Depletions are shipments from wholesale distributors to retailers, and are commonly used in the wine and spirits industry as an approximation of consumer demand.) Global depletion trends for Southern Comfort were positive; however, shipments were down as wholesaler inventory levels were reduced in the U.S. and Continental Europe. Results for Finlandia in the U.S. were mixed, as solid volume growth was largely offset by higher product costs, including the impact of the stronger Euro. Volumes for Finlandia in Europe continued to grow, reflecting the addition of new markets since the company's acquisition on December 31, 2002.

The wine industry in the United States remains very competitive. Although domestic pricing for both Fetzer and Bolla is up this year, volumes are down. In addition, higher grape costs for Bolla, coupled with the stronger Euro, reduced the brand's gross margin. Despite an improvement in operating profit from the company's wine brands during the quarter, the environment has not meaningfully improved and expected full year profit growth is modest.

Consumer Durables

Net sales for Consumer Durables were up 2% in the quarter as results in the direct-to-consumer channel and the company's retail outlet stores improved slightly. However, sales to department stores during the quarter were disappointing. Although profits from the direct-to-consumer channel improved somewhat during the quarter, consumer response rates remain sluggish, and as a result, advertising expenses have been reduced. Segment operating income dropped $4 million during the quarter, as the reduced advertising investment was not enough to offset higher pension expenses and a reorganization charge.

Outlook

In the fourth quarter of this fiscal year, we expect the environment to remain difficult for wine and Consumer Durables. However, the company is encouraged by the opportunities and trends for its spirits brands. As a result, the company will be significantly increasing its advertising investments behind its spirits brands in the fourth quarter. This increased level of advertising investment, coupled with higher pension expenses and the company's ongoing focus on lowering wholesale and retail inventories on a global basis, is expected to temper earnings growth in the fourth quarter. Brown-Forman is narrowing its guidance for fiscal 2004 earnings to a range of $2.09 to $2.13 per share, or EPS growth in a range of 15-17% for the current fiscal year.

Conference Call

The company will host a conference call to discuss third quarter results at 10:00 a.m. (EST) this morning. All interested parties in the U.S. are invited to join the conference by dialing 888-624-9285 and asking for the Brown-Forman call. International callers should dial 706-679-3410 and ask for the Brown-Forman call. No password is required. The company suggests that participants dial in approximately ten minutes in advance of the 10:00 a.m. start of the conference call.

A live audio broadcast of the conference call will also be available via Brown-Forman's Internet Web site, www.brown-forman.com, through a link to "Investor Information." For those unable to participate in the live call, a replay will be available by calling 800-642-1687 (U.S.) or 706-645-9291 (international). The identification code is 5613557. A digital audio recording of the conference call will also be available on the Web site approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

IMPORTANT NOTE ON FORWARD-LOOKING STATEMENTS:

This report contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words like "believe,"
"expect," "anticipate," and "project" identify a forward-looking statement, which speaks only as of the date the statement is made. Except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

These statements are subject to a number of important risks and uncertainties that could cause our actual results and experience to differ materially from the anticipated results or other expectations expressed. These risks include, but are not limited to:

 - changes in general economic conditions, political and social trends;
 - impact on profits earned overseas by a strengthening U.S. dollar against foreign currencies, especially the British Pound;
 - reduced bar, restaurant, hotel and travel business in wake of another terrorist attach, such as occurred on 9/11;
 - developments in the three class action lawsuits filed against Brown-Forman and other spirits, beer and wine manufacturers alleging that our advertising causes illegal consumption of alcohol by those under the legal drinking age, or other attempts to limit alcohol marketing, through either litigation or regulation;
 - tax increases, whether at the federal or state level;
 - increases in the price of grain and grapes;
 - continued depressed retail prices and margins in our wine business because of existing grape contract obligations and a world-wide oversupply of grapes; and
 - the effects on our consumer durables business of the general economy, department store business, response rates in our direct marketing business, and profitability of mall outlet operations.

These statements are also subject to the factors mentioned in Part 1, Item 2 of the Company's Form 10-K for the year ended April 30, 2003, which we incorporate herein by reference.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Three Months Ended
                                          January 31,
                                      2003           2004         Change

Net Sales                            $635.6         $697.0          10%
   Beverages                          472.8          531.0          12%
   Consumer Durables                  162.8          166.0           2%

Gross Profit                         $308.5         $344.9          12%
   Beverages                          230.0          266.2          16%
   Consumer Durables                   78.5           78.7           0%

Advertising Expenses                  $88.1          $87.5          (1%)
   Beverages                           63.2           63.6           1%
   Consumer Durables                   24.9           23.9          (4%)

Selling, General, and
   Administrative Expenses           $119.8         $133.0          11%
   Beverages                           80.8           89.5          11%
   Consumer Durables                   39.0           43.5          12%

Other Expense (Income), net           $(6.2)         $(2.5)
   Beverages                           (7.2)          (4.3)
   Consumer Durables                    1.0            1.8

Operating Income                     $106.8         $126.9          19%
   Beverages                           93.2          117.4          26%
   Consumer Durables                   13.6            9.5         (30%)

     Interest Expense, net              0.8            4.9

Income Before Income Taxes           $106.0         $122.0          15%

     Taxes on Income                   36.0           41.5

Net Income                            $70.0          $80.5          15%

Earnings Per Share
   - Basic                            $0.51          $0.66          29%
   - Diluted                          $0.51          $0.66          29%


Note: Earnings per share have been restated to reflect the 2-for-1 stock split effective in January 2004.

                            Brown-Forman Corporation
                        Consolidated Statements of Income
                 (Dollars in millions, except per share amounts)

                                       Nine Months Ended
                                          January 31,
                                      2003           2004         Change

Net Sales                          $1,806.7       $1,954.8           8%
   Beverages                        1,350.8        1,499.3          11%
   Consumer Durables                  455.9          455.5           0%

Gross Profit                         $894.7         $982.1          10%
   Beverages                          675.2          768.2          14%
   Consumer Durables                  219.5          213.9          (3%)

Advertising Expenses                 $252.8         $260.0           3%
   Beverages                          183.1          192.4           5%
   Consumer Durables                   69.7           67.6          (3%)

Selling, General, and
   Administrative Expenses           $357.4         $395.5          11%
   Beverages                          238.3          270.4          13%
   Consumer Durables                  119.1          125.1           5%

Other Expense (Income), net           $(2.9)          $8.8
   Beverages                           (6.6)           4.1
   Consumer Durables                    3.7            4.7

Operating Income                     $287.4         $317.8          11%
   Beverages                          260.4          301.3          16%
   Consumer Durables                   27.0           16.5         (39%)

     Interest Expense, net              2.6           15.0

Income Before Income Taxes           $284.8         $302.8           6%

     Taxes on Income                   97.7          102.9

Net Income                           $187.1         $199.9           7%

Earnings Per Share
   - Basic                            $1.37           $1.65         20%
   - Diluted                          $1.36           $1.64         20%


Note: Earnings per share have been restated to reflect the 2-for-1 stock split effective in January 2004.

                            Brown-Forman Corporation
                      Condensed Consolidated Balance Sheets
                              (Dollars in millions)

                                                  April 30,          January 31,
                                                    2003                2004
Assets:
Cash and cash equivalents                        $   72.0              $  110.1
Accounts receivable, net                            324.6                 313.5
Inventories                                         584.6                 590.3
Other current assets                                 85.9                  94.0
     Total current assets                         1,067.1               1,107.9

Property, plant, and equipment, net                 506.1                 512.8
Trademarks and brand names                          235.0                 247.8
Goodwill                                            311.0                 315.0
Other assets                                        144.4                 148.4
     Total assets                                $2,263.6              $2,331.9

Liabilities:
Commercial paper                                 $  167.1              $   74.5
Accounts payable and accrued expenses               297.2                 284.9
Accrued taxes on income                              43.4                  62.5
Dividends payable                                     --                   25.8
Current portion of long-term debt                    40.1                  37.9
     Total current liabilities                      547.8                 485.6

Long-term debt                                      628.7                 629.8
Deferred income taxes                                77.8                  70.8
Accrued postretirement benefits                     142.7                 143.0
Other liabilities                                    26.4                  29.1
     Total liabilities                            1,423.4               1,358.3

Stockholders' equity                                840.2                 973.6

Total liabilities and stockholders' equity       $2,263.6              $2,331.9

                            Brown-Forman Corporation
                            Supplemental Information
                              (Dollars in millions)


                                                        Three Months Ended
                                                            January 31,
                                                    2003                  2004

Depreciation and amortization                      $13.8                 $14.3

Excise taxes                                       $91.7                $103.1

Additions to property, plant, and equipment        $18.5                 $13.7

Effective tax rate                                  34.0%                 34.0%

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        136,840               121,385
   - Diluted                                      137,137               122,114



                                                        Nine Months Ended
                                                            January 31,
                                                    2003                  2004

Depreciation and amortization                      $41.5                 $41.7

Excise taxes                                      $237.6                $272.9

Additions to property, plant, and equipment        $54.7                 $42.8

Effective tax rate                                  34.3%                 34.0%

Shares (in thousands) used in the
calculation of earnings per share
   - Basic                                        136,799               121,305
   - Diluted                                      137,167               121,886



These figures have been prepared in accordance with the company's customary accounting practices. Share data has been restated to reflect the 2-for-1 stock split effective in January 2004.